4C-112

X-59253

ELECTION TO BECOME GOVERNED BY CHAPTER 302A
COMMAND SMALL COMPUTER LEARNING CENTER, INC.

I, the undersigned officer of Command Small Computer Learning Center, Inc., a corporation subject to the provisions of Chapter 301, Minnesota Statutes, do hereby certify that resolutions as hereinafter set forth were adopted by unanimous written authorization pursuant to Section 301.26, Sub. 11, Minnesota Statutes on May 11, 1983:

"RESOLVED, that Command Small Computer Learning Center, Inc. elects to be governed by the provisions of Minnesota Statutes 302A and accepts all of the duties and responsibilities set forth therein. Further, that the following resolution(s) shall eliminate all corporate articles currently in effect that are prohibited by or inconsistent with Minnesota Statutes 302A and enact new corporate articles that are required or allowed under Minnesota Statutes 302A."

Richard A. Pomije, President

Barry Lazarus, Asst. Secretary

STATE OF MINNESOTA )
) ss.
COUNTY OF HENNEPIN )

RICHARD A. POMIJE and BARRY LAZARUS, being first duly sworn, on oath depose and say: that they are the President and Assistant Secretary, respectively, of Command Small Computer Learning Center, Inc. the corporation named in the foregoing Election; that said Election contains a true statement of the actions of the Shareholder and Director of said corporation, unaminously adopted in writing; that said corporation has no corporate seal; that said Election is executed on behalf of said corporation, by its express authority; and that we further acknowledge the same to be our free act and deed and the free act and deed of said corporation.

Richard A. Pomije

Barry Lazarus

Subscribed and sworn to before me
this 13th day of July, 1983

Billie Windschitl
Notary Public

BILLIE WINDSCHITL
NOTARY PUBLIC, Carver County, Minn.
My Commission Expires Mar. 28, 1987

BLB147

629799

X-59 254

STATE OF MINNESOTA

DEPARTMENT OF STATE

I hereby certify that the within Instrument was filed for record in this office on the 14 day of July A. D. 1983, at 4:30 o'clock P M., and was duly recorded in Book X-59 of Incorporations, on page 253

Joan E. Growe

Secretary of State